Exhibit 99.1

LIFECORE BIOMEDICAL REPORTS RESULTS FOR FIRST QUARTER ENDED SEPTEMBER 30, 2004

Company Posts Record Quarterly Net Income and Increases Fiscal Year 2005 Guidance

CHASKA, MN. — October 13, 2004 — LIFECORE BIOMEDICAL, INC. (Nasdaq: LCBM) today reported net sales of $12.2 million in the first quarter ended September 30, 2004, an increase of 23 percent over net sales of $9.9 million in the first quarter of fiscal year 2004. Favorable foreign currency translation comparisons increased quarterly sales by $132,000.

Record quarterly net income of $1,279,000, or $.10 per share, was posted for the quarter compared to a net loss of $843,000, or $.07 per share, in the quarter ended September 30, 2003.

Dennis J. Allingham, President and CEO, commented, “We are very pleased with the first quarter results. Sales for the quarter were strong in both divisions and the profitability reflects the leverage in our operating model. Our management team did an excellent job in driving top-line growth, improving gross margins and controlling operating expenses.”

The Company reported positive cash flow of $573,000 for the quarter ended September 30, 2004, resulting in a cash balance of $9.1 million at September 30, 2004.

Hyaluronan Division

Net sales from the Hyaluronan Division for the first quarter were $4.6 million, an increase of 30 percent from the $3.5 million reported in the same quarter a year ago. Sales in the ophthalmic and orthopedic segments reflected strong growth.

The business unit reported operating income of $1.3 million in the first quarter compared to an operating loss of $574,000 in the first quarter of fiscal year 2004. “Reduced operating expenses and unused manufacturing capacity charges, combined with the leverage afforded by increased sales, contributed to the significant improvement in operating performance,” said Mr. Allingham.

The Company announced on September 20, 2004 that it had secured the worldwide marketing rights to its ferric hyaluronan adhesion prevention product from Ethicon, Inc. Mr. Allingham added, “Our next steps will include meeting with the FDA to review the regulatory status of the product and seeking a new partner for marketing, sales and distribution.”

Oral Restorative Division

Net sales from the Oral Restorative Division for the first quarter were $7.6 million, an increase of 18 percent from the $6.4 million recorded in the first quarter last year. Strong domestic growth, associated with the recently introduced RENOVA™ Internal Hex Dental Implant System, contributed to the increased sales level. Favorable foreign currency translation comparisons increased sales by $132,000 for the quarter.

The business unit reported operating income of $360,000 for the first quarter compared to an operating loss of $241,000 in the first quarter of fiscal year 2004.

Mr. Allingham stated that, “Operating results reflect the favorable impact of the leverage afforded by increased sales.”

Industrial Revenue Bonds Refinanced

During the quarter, the Company issued variable rate industrial revenue bonds to refinance its 10.25% fixed rate industrial revenue bonds. The new variable rate bonds have an initial interest rate of 2.45%. An early redemption premium of $120,000 and the write-off of $170,000 in unamortized deferred financing costs were recorded in the first quarter as bond retirement expense.

David M. Noel, Vice President of Finance and CFO, said, “The Company expects to realize significant savings in interest expense in future periods as a result of this refinancing.”

Outlook

In view of the strong first quarter performance the Company has raised its guidance for the fiscal year. The Company now expects fiscal year 2005 sales to increase 11 to 13 percent over fiscal year 2004 sales with growth from both business units; an increase from the previous guidance of 10 to 12 percent. Earnings per share are now expected to be $.43 to $.49 compared to the previously issued guidance of $.38 to $.44.

The Company expects sales of $12.7 to $13.2 million in the second quarter of fiscal year 2005 with earnings per share of $.11 to $.13.

Conference Call

As previously announced, the Company will host a conference call today at 3:45 p.m. Central Time to discuss first quarter results. A live web cast of the call is available through the Company’s website at www.lifecore.com. After selecting the Investor Info tab, select CALENDAR OF EVENTS from the INVESTOR INFO & RESEARCH menu at the right side of the page and follow the instructions for participation. A replay of the web cast will be available shortly after completion of the call. To select the archived replay, select AUDIO ARCHIVES from the INVESTOR INFO & RESEARCH tools menu at the right side of the screen. The conference call will also be available at www.streetfusion.com.

The conference call may include forward-looking statements. See the cautionary information about such statements in the “Safe-Harbor Statement” section below.

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Safe-Harbor Statement

Certain statements in this release regarding Lifecore’s anticipated future sales and financial results are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Numerous risks and uncertainties may affect whether such results are actually achieved. These include the likelihood and timing of the return of the Company’s adhesion prevention product to the market, the timing of orders from customers, continued market acceptance of the Company’s products, timing of regulatory approvals, success of new product development efforts, and other factors. These risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K, including Exhibit 99.1, for the fiscal year ending June 30, 2004, and other, more recent filings. Actual results may differ materially from anticipated results.

About Lifecore Biomedical

Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for use in various surgical markets.

News and general information are available through the Company’s website at www.lifecore.com or by telephone at 952-368-4300.

Contact:	Lifecore Biomedical, Chaska
Dennis J. Allingham, President and CEO, 952-368-4300
David M. Noel, VP of Finance and CFO, 952-368-4300

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Lifecore Biomedical, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,
	2004	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,126,000	$8,553,000
Accounts receivable	8,408,000	8,626,000
Inventories	10,436,000	9,491,000
Prepaid expense	923,000	705,000

Total current assets	28,893,000	27,375,000
PROPERTY, PLANT AND EQUIPMENT, NET	23,177,000	23,198,000
LONG-TERM INVENTORY	3,300,000	3,891,000
OTHER ASSETS	5,097,000	5,854,000

	$60,467,000	$60,318,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$4,934,000	$5,683,000
Long-term obligations	5,330,000	5,809,000
Shareholders’ equity	50,203,000	48,826,000

	$60,467,000	$60,318,000

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Lifecore Biomedical, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	September 30,
	2004	2003
Net sales	$12,195,000	$9,947,000
Cost of goods sold	4,986,000	4,769,000

Gross profit	7,209,000	5,178,000
Operating expenses
Research and development	848,000	1,259,000
Marketing and sales	3,215,000	3,173,000
General and administrative	1,467,000	1,561,000

	5,530,000	5,993,000

Operating income (loss)	1,679,000	(815,000)
Other income (expense)
Interest, net	(103,000)	(149,000)
Bond retirement expense	(290,000)	—
Currency transaction gains	85,000	125,000
Other	2,000	(4,000)

	(306,000)	(28,000)

Income (loss) before income taxes	1,373,000	(843,000)
Provision for income taxes	94,000	—

Net Income (loss)	$1,279,000	$(843,000)

Net income (loss) per share
Basic	$0.10	$(0.07)

Diluted	$0.10	$(0.07)

Weighted average shares outstanding
Basic	12,932,606	12,889,113

Diluted	12,965,549	12,889,113

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Lifecore Biomedical, Inc.
Divisional Statements of Operations
Three Months Ended September 30,
(Unaudited)

	Hyaluronan Division		Oral Restorative Division		Consolidated
	2004	2003	2004	2003	2004	2003
Net sales	$4,637,000	$3,558,000	$7,558,000	$6,389,000	$12,195,000	$9,947,000
Cost of goods sold	2,086,000	2,369,000	2,900,000	2,400,000	4,986,000	4,769,000

Gross profit	2,551,000	1,189,000	4,658,000	3,989,000	7,209,000	5,178,000

Operating expenses
Research and development	604,000	1,019,000	244,000	240,000	848,000	1,259,000
Marketing and sales	92,000	127,000	3,123,000	3,046,000	3,215,000	3,173,000
General and administrative	536,000	617,000	931,000	944,000	1,467,000	1,561,000

	1,232,000	1,763,000	4,298,000	4,230,000	5,530,000	5,993,000

Operating income (loss)	$1,319,000	$(574,000)	$360,000	$(241,000)	$1,679,000	$(815,000)

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